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                                                                     EXHIBIT 4.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------
                             (Leases and Agreements)
                               (Beaverton, Oregon)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into as of this 15 day of June 2001, between HILTON HOSPITALITY, INC., a Nevada corporation, as
--        ----
successor-by-merger to Promus Hospitality Corporation, having an office c/o Promus Hotels, Inc., 9336 Civic Center Drive, Beverly Hills, California 90210 ("Assignor") and APPLE SUITES MANAGEMENT, INC., a Virginia corporation, having an address at 9 North Third Street, Richmond, Virginia 23219 ("Assignee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          That Assignor for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee all of Assignor's right, title and interest in and to (w) the leases and occupancy agreements identified on Exhibit
                                                                         -------
A hereto (the "Existing Leases"), (x) the agreements, documents and instruments
-
identified on Exhibit B hereto (the "Assigned Existing Agreements"), which shall
              ---------
include, without limitation, the Service Contracts, and (y) the leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements identified on Exhibit C hereto (the "FF&E Leases").
              ---------

          Assignee hereby (i) expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Existing Leases, the Assigned Existing Agreements and the FF&E Leases in respect of the period on or after the date hereof (the "Indemnified Matters") and (ii) indemnifies, defends and holds harmless Assignor from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Indemnified Matters. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the obligations of Assignor under the Existing Leases, the Assigned Existing Agreements and the FF&E Leases in respect of the period prior to the date hereof.

          Terms not defined herein shall have the meanings ascribed thereto in the Agreement of Sale dated June 7, 2001, between Hilton Hospitality, Inc., Chesterfield Village Hotel, LLC, and Apple Suites, Inc. ("Agreement of Sale").

          This Assignment and Assumption shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns.

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          THIS ASSIGNMENT IS MADE WITHOUT RECOURSE AND WITHOUT ANY
REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE AGREEMENT OF SALE.

          IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the day and year first above written.


                                          ASSIGNOR:
                                          --------

                                          HILTON HOSPITALITY, INC., a Nevada
                                          corporation, as successor-by-merger to
                                          Promus Hospitality Corporation


                                          By /s/ Mariel C. Albrecht
                                             ----------------------------------
                                                 Mariel C. Albrecht
                                                 Senior Vice President


                                          ASSIGNEE:
                                          --------


                                          APPLE SUITES MANAGEMENT, INC., a
                                          Virginia corporation


                                          By /s/ Glade M. Knight
                                             ----------------------------------
                                                 Glade M. Knight, President

Exhibit A - Existing Leases
---------
Exhibit B - Assigned Existing Agreements
---------
Exhibit C - FF&E Leases
---------

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                           Exhibit A - Existing Leases
                           ---------   ---------------

                                      NONE

                    Exhibit B - Assigned Existing Agreements
                    ---------   ----------------------------

     1. Commercial Landscape Management Contract, dated November 17, 2000, with Dennis' Seven Dees Landscaping, Inc.

     2. Maintenance Agreement, dated September 3, 1999, with Pavarini Business Communications, Inc.

     3. Commercial Services Agreement, dated March 2, 2000, with Orkin Exterminating Company, Inc.

     4. Hydraulic Elevator Maintenance Agreement, dated August 29, 1999, with Schindler Elevator Corporation.

     5.   Maintenance Agreement, dated June 17, 1998, with Xerox Corporation.

     6. Software Service and Maintenance Agreement, dated April 3, 1998, with System 21(TM).

     7. Music Service Agreement, dated June 25, 1998, with Entouch Systems, a Muzak Affiliate.

     8. Central Station Fire Alarm Monitoring Agreement, dated June 24, 1998, with Advanced Services Corporation.

     9. Entertainment Television Programming LodgeNet Guest Pay Agreement, dated July 25, 1998, with LodgeNet Entertainment Corporation.

     10. Entertainment Television Programming Agreement, dated July 25, 1998, with Primestar by LodgeNet Entertainment.

                             Exhibit C - FF&E Leases
                             ---------   -----------

1.   Linen Rental Agreement, dated January 24, 2001, with New System Laundry
     LLC.

2.   Equipment and Software Lease, dated November 20, 1998, with Comdisco, Inc.

3.   Fax Equipment Lease, dated December 28, 2000, with Pacific Office
     Automation.